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                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 3 to Registration Statement No. 333-99031 of Harrington West Financial Group of our report dated February 7, 2002 (October 18, 2002 as to the first two paragraphs of Note 20 and October 31, 2002 as to the third paragraph of Note 20) appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.



/s/ DELOITTE & TOUCHE LLP


Los Angeles, California
October 31, 2001